UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 15, 2012
(Date of earliest event reported)

TELKONET, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Utah
 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

10200 Innovation Drive, Suite 300, Milwaukee, Wisconsin 53226
 (Address of Principal Executive Offices)

(414)-223-0473
 (Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 15, 2012, Management of Telkonet, Inc (the “Company”) recommended, and the Company’s Audit Committee concluded, that the Company’s audited consolidated financial statements for the year’s ended December 31, 2010 and 2009 included in its 2010 Annual Report on Form 10-K, as well as the interim consolidated financial statements for 2011 and 2010 included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 will need to be restated as a result of certain adjustments and therefore should no longer be relied upon.

The Company disclosed in Note R to the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010, the existence of potential sales tax exposure for which it had accrued $159,000.  The Company engaged a nationally recognized sales tax consultant to assist in its analysis of the potential exposure.  The process of calculating the magnitude of the exposure and determining the need to restate the financial statements has been arduous and lengthy, due to the complexities involved with incorporating statutes of all 50 states.  The under accrual of sales tax, interest and penalties amounted to approximately $815,000 for the periods including and prior to September 30, 2011. The aggregate impact of their findings led the Audit Committee to conclude that restatements were warranted.  The Company and the Audit Committee discussed the conclusion to restate its financial statements with the Company’s current and predecessor independent registered public accounting firms.

In addition, during the course of the Company’s 2011 financial close process, management has become aware of certain potential adjustments related to previously reported financial information and is in the process of completing such analysis.

The Company remains committed to completing its financial review at the earliest possible time.  The accounting analysis is ongoing and subject to continuing review; therefore, the final financial results may vary materially from this preliminary report.

Item 8.01 Other Events

On March 20, 2012, the Company issued a press release announcing the restatement of prior period financials.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release dated March 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: March 20, 2012
By: /s/ Jason L. Tienor
Jason L. Tienor
Chief Executive Officer